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Exhibit 32

Section 906 Certifications

        The undersigned, Joseph Saunders, President and Chief Executive Officer of Providian Financial Corporation (the "Company"), and Anthony F. Vuoto, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2004

/s/ JOSEPH W. SAUNDERS Joseph W. Saunders President and Chief Executive Officer
/s/ ANTHONY F. VUOTO Anthony F. Vuoto Chief Financial Officer

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  Exhibit 32
Section 906 Certifications